UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 9, 2010
SPARTON CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Ohio	1-1000	38-1054690
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

425 N. Martingale Road
Suite 2050
Schaumburg, Illinois	60173-2213
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 772-7866
N/A
(Former Name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On July 9, 2010, Sparton Medical Systems Colorado, LLC, a Colorado limited liability company (“Sparton Medical”) and wholly-owned subsidiary of Sparton Corporation, an Ohio corporation (“Sparton”), entered into an Asset Purchase Agreement (“Purchase Agreement”) with Delphi Medical Systems, LLC, a Delaware limited liability company (“Delphi Medical”) whereby Sparton Medical agreed to purchase certain assets of Delphi Medical’s contract manufacturing business for a purchase price of $8,000,000, subject to final inventory and retained employee accrual adjustments. The Purchase Agreement provides for a holdback equal to 25% of the purchase price for payment of the indemnification obligations and certain purchase price adjustments. In connection with the Purchase Agreement, Sparton Medical will also enter into a lease and a sublease for the Delphi Medical facilities located in Frederick, Colorado. The closing of the asset purchase transaction (“Transaction”) is anticipated to be on or about August 15, 2010 (“Closing Date”).
The Purchase Agreement contains representations and warranties of the parties that are customary for a transaction of this type, which generally survive for a period of 18 months following the Closing Date, except for certain fundamental representations that survive indefinitely. The representations and warranties of Delphi Medical are qualified by information contained in confidential disclosure schedules that Delphi Medical provided to Sparton Medical in connection with the execution of the Purchase Agreement. Moreover, certain of these representations and warranties may not be accurate or complete as of a specific date because they are subject to a contractual standard of materiality that may be different from the standard generally applied under the federal securities laws or were used for the purpose of allocating risk between Delphi Medical and Sparton Medical, rather than establishing matters as facts. Information concerning the subject matter of these representations and warranties may have changed since the execution date of the Purchase Agreement and may change as of or after the Closing Date, which changes may or may not be fully reflected in the Company’s public disclosures. Accordingly, you should not rely on these representations and warranties as statements of fact. Furthermore, only the parties to the Purchase Agreement and the related agreements and any specified third party beneficiaries have the right to enforce the terms and provisions of the Purchase Agreement and/or related agreements, as applicable.
The Purchase Agreement contains customary covenants, agreements and closing conditions. For example, during the period commencing on the date of execution of the Purchase Agreement and ending on the Closing Date, Delphi Medical must continue to operate its business in the ordinary course. Furthermore, the lease and sublease of the Delphi Medical facilities under the Transaction must be finalized on or prior to the Closing Date. Additionally, the Purchase Agreement includes certain customary termination rights of the parties.
If the Transaction closes, (i) Delphi Medical has agreed to indemnify Sparton Medical and its affiliates (including Sparton), subject to certain limitations, for damages incurred as a result of or arising out of, among other things, breaches of Delphi Medical’s representations or covenants; and (ii) Sparton Medical has agreed to indemnify Delphi Medical and its affiliates, subject to certain limitations, for damages incurred as a result of or arising out of, among other things, breaches of Sparton Medical’s representations and warranties.
The foregoing does not constitute a complete summary of the terms of the Purchase Agreement and reference is made to the complete form of the Purchase Agreement and to the press release that are attached as Exhibit 10.1 and Exhibit 99.1, respectively, to this report and are hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
Exhibit 10.1	Asset Purchase Agreement between Delphi Medical Systems, LLC and Sparton Medical Systems Colorado, LLC dated July 9, 2010.

Exhibit 99.1	Press Release dated July 12, 2010 issued by Sparton Corporation regarding the Purchase Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTON CORPORATION
Dated: July 12, 2010	By:	/s/ Cary B. Wood
Cary B. Wood, President and Chief Executive Officer

Index to Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
Exhibit 10.1	Asset Purchase Agreement between Delphi Medical Systems, LLC and Sparton Medical Systems Colorado, LLC dated July 9, 2010.

Exhibit 99.1	Press Release dated July 12, 2010 issued by Sparton Corporation regarding the Purchase Agreement.